Exhibit 10.14
SECOND LOAN MODIFICATION AGREEMENT
     This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into on January 25, 2007 by and between Silicon Valley Bank, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and Cavium Networks, California corporation with offices at 805 E. Middlefield Road, Mountain View, California 94043 (“Borrower”).
1. Description Of Existing Indebtedness And Obligations. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 6, 2005 evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 6, 2005 between Borrower and Bank, as amended by a certain Loan Modification Agreement dated January 3, 2007 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. Description Of Collateral. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.
3. Description Of Change In Terms.
     Modifications To Loan Agreement.
1.	The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting the following text appearing therein:
““Revolving Line Maturity Date” is the earliest of (a) January 4, 2008 or (b) the occurrence of an Event of Default.”
and substituting the following text therefor:
““Revolving Line Maturity Date” is the earliest of (a) July 4, 2008 or (b) the occurrence of an Event of Default.”
4. Fees. Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred by Bank in connection with the Existing Loan Documents and this amendment thereto.
5. Representations And Warranties Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Representations and Warranties Certificate dated on or about October 6, 2005 delivered to Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Representation and Warranties Certificate have not changed, as of the date hereof.
6. Ratification Of Negative Pledge Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated October 6, 2005, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.
7. Consistent Changes. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. Ratification Of Loan Documents. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

1.

9. No Defenses Of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. Jurisdiction/Venue. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.
12. Countersignature. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[remainder of page intentionally left blank]

2.

     This Loan Modification Agreement is executed under the laws of the State of California as of the date first written above.

BORROWER: Cavium Networks			BANK: Silicon Valley Bank
By:	/s/ Arthur Chadwick		By:	/s/ Jean Lee
	Name:	Arthur Chadwick		Name:	Jean Lee
	Title:	CFO		Title:	Relationship Manager

3.